EXHIBIT 2.6

THIRD AMENDMENT OF REGISTRATION RIGHTS AGREEMENT

February 6, 2008

Reference is made to that certain Registration Rights Agreement (as amended, the “Agreement”) entered into as of July 25, 2007 by and among Origin Agritech Ltd., a British Virgin Islands limited liability company (the “Company”), State Harvest Holdings Limited, a British Virgin Islands limited liability company wholly-owned by the Company (the “Guarantor”) and Citadel Equity Fund Ltd. (the “Purchaser”). All capitalized terms used in this amendment (this “Amendment”) but not defined herein shall have the meanings assigned to such terms in the Agreement.

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A. Pursuant to the Section 11(a) of the Agreement, no provision of the Agreement can be amended without the Company having obtained the written consent of Majority Holders; and

B. The Company, the Guarantor and the Purchaser, being the sole Majority Holder, have agreed to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in accordance with Section 11(a) of the Agreement and in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Purchaser, intending to be legally bound hereby, agree to the following:

1.	Section 1 of the Agreement is hereby amended by:

(a) deleting the definition of “Registrable Convertible Securities” therein and replacing such definition with the following:

“ “Registrable Convertible Securities” means any Notes and the Guarantees until the earliest of (i) their effective registration under the Securities Act and the resale of all such Notes and Guarantees in accordance with the registration statement referred to in Section 2(f), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement, (ii) the date on which such Notes and Guarantees are (A) sold pursuant to Rule 144 under circumstances in which any legend borne by such Notes and Guarantees relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (B) freely Transferable without restriction under Rule 144 or (iii) the date on which such Notes have been converted (and the related Guarantees have been terminated) or otherwise cease to be outstanding”;

(b) deleting the definition of “Registrable Securities” therein and replacing such definition with the following:

“ “Registrable Securities” means any Shares issuable upon conversion of any Notes constituting Registrable Convertible Securities, until the earliest of (i) their effective registration under the Securities Act and the resale of all such Shares in accordance with the Relevant Registration Statement, (ii) the date on which such Shares are (A) sold pursuant to Rule 144 under circumstances in which any legend borne by such Shares relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (B) freely Transferable without restriction under Rule 144 or (iii) the date on which such Shares cease to be outstanding”;

(c) deleting the definition of “Rule 144,” “Rule 405” and “Rule 415” therein and replacing such definition with the following:

“ “Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule as promulgated under the Securities Act, or any successor provision”; and

(d) adding the definition of “Transferable” therein in alphabetical order as follows:

“ “Transferable” means, with respect to any security, able to be sold by a holder thereof who is not an affiliate of the issuer of such securities at the time of the sale, and has not been an affiliate during the preceding three months, for his or her own account; provided, however, that for the purposes of this definition, the determination of whether such holder is or was an affiliate of the issuer shall be made in accordance with Rule 144”;

2.	Section 2(a) of the Agreement is hereby amended and restated as follows:

“The Company and the Guarantor agree to file under the Securities Act as promptly as practicable but in any event within 234 days (on or before March 15, 2008) after the latter of (x) the Closing Date and (y) the date on which the Company becomes eligible to so file (the latter date hereinafter being referred to as the “Eligibility Date”), a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission. The Company and the Guarantor agree to use their reasonable efforts to cause the Shelf Registration Statement to become effective within 294 days after the Eligibility Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 15 consecutive days per postponement and provided that all such postponement periods total no more than 30 days in the aggregate in any 365-day period if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company and the Guarantor shall use its reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of (x) the date that there are no longer any Registrable Securities outstanding; (y) the expiration of the period referred to in Rule 144 of the Securities Act with respect to all Registrable Securities held by Persons that are not affiliates (as determined in accordance with Rule 144) of the Company; and (z) two years from the date (the “Effective Date”) such Registration Statement is declared effective (the “Effective Period”). Without prejudice to any registration rights, existing as of the date hereof, held by the Company’s securityholders or the Guarantors’ securityholders with respect to the Company’s securities or the Guarantors’ securities, respectively, none of the Company’s securityholders or the Guarantors’ securityholders (other than Holders of Registrable Securities) shall have the right to include any of the Company’s securities or the Guarantors’ securities in the Shelf Registration Statement.”

3.	Clauses (i) and (ii) of Section 2(d) of the Agreement are hereby amended and restated as follows:

“(i)  if the Shelf Registration Statement is not filed with the Commission within 234 days following the Eligibility Date, then commencing on the 235th day after the Eligibility Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Convertible Securities at a rate of 2.25% per annum for the first 90 days following such 235th day and at a rate of 2.50% per annum thereafter; or

(ii)  if the Shelf Registration Statement is not declared effective and does not otherwise become effective within 294 days following the Eligibility Date, then commencing on the 295th day after the Eligibility Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Convertible Securities at a rate of 2.25% per annum for the first 90 days following such 295th day and at a rate of 2.50% per annum thereafter; or.”

4.	Section 9 of the Agreement is hereby amended and restated as follows:

“9. Rule 144A and Rule 144.

(a) So long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A. The Company and the Guarantor covenant that they will take such further action as any Holder of Registrable Securities may reasonably request, including with respect to the Company’s transfer agent, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company and the Guarantor shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

(b) Upon the written request of any Holder of Registrable Securities, and following the receipt by the Company of any certificates, documents or opinions requested by the Company, which shall be satisfactory in form and substance to the Company to establish that such Holder is entitled to sell the securities identified in the Holder’s request pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates, documents or opinions in connection with such sale as are required to represent that such securities are free of any restrictive legends relating to restrictions on transferability thereof under the Securities Act.”

5.	Section 4(i) of the Agreement is hereby amended and restated as follows:

“Until the expiration of six months after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.”

6.	The Purchaser represents and warrants to the Company and the Guarantor that the Purchaser is the sole holder of (i) all Shares constituting Registrable Securities and (ii) all of the Notes.

7.	Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

8.	This Amendment shall be effective from February 5, 2008.

9.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

10.
This Amendment may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page(s) to Follow]

 IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ORIGIN AGRITECH LTD.

By:
Name: Han Gengchen
Title: Director

STATE HARVEST HOLDINGS LIMITED

By:
Name: Han Gengchen
Title: Director

CITADEL EQUITY FUND LTD.

By:	Citadel Limited Partnership, its Portfolio Manager

By:
Name: Title: Authorized Signatory